UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)       AUGUST 1, 2000



                           DELTA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



         DELAWARE                   1-12109                 11-33336165
     (State or other              (Commission              (IRS Employer
     jurisdiction of             File Number)               ID Number)
      incorporation)

    1000 WOODBURY ROAD, SUITE 200, WOODBURY, NEW YORK          11797-9003
        (Address of principal executive offices)               (Zip Code)


   Registrant's Telephone Number, including area code:        516-364-8500



                                       N/A
       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS.

      On August 1, 2000, the Company reached an agreement to restructure its outstanding $150 million 9 1/2% senior notes due 2004 (the "Senior Notes"). With the consent of more than fifty (50%) percent of its Senior Notes holders, a negative covenant in the Senior Notes Indenture that prevented the Company from encumbering, or otherwise obtaining financing against, any of its residual assets has been modified. The First Supplemental Indenture by and among the Company, its subsidiary-guarantors and the Bank of New York, as Indenture Trustee, dated as of August 1, 2000, is filed herewith as Exhibit 10.1.

      In connection with such consent, the Company has agreed to launch an exchange offer (the "Exchange Offer") pursuant to which current Senior Note holders will have the option to exchange their existing securities for (i) new senior notes (the "New Notes") in the same principal amount, to be secured by a trust which owns at least $165 million of the Company's residual assets and (ii) their pro rata share of ten-year warrants to buy approximately 1.6 million shares of the Company, at an initial exercise price of $9.10 per share, subject to upward or downward adjustment in certain circumstances. The Company expects that this Exchange Offer will be completed by October 15, 2000. The other terms of the New Notes will be substantially similar to the Senior Notes, with the appropriate modifications to reflect the security therefor.



ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

(a) Financial Statements

      None.

(b) Pro Forma Financial Statements

      None.

(c) Exhibits

10.1  First   Supplemental   Indenture   by   and   among   the   Company,   its
      subsidiary-guarantors and the Bank of New York, as Indenture Trustee, dated as of August 1, 2000

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    DELTA FINANCIAL CORPORATION

                                    By:   /S/ MARC E. MILLER            _
                                    Name: Marc E. Miller
                                          Title: Senior Vice President


Dated:      August 4, 2000

                                  EXHIBIT INDEX

EXHIBIT                       DESCRIPTION

10.1  First   Supplemental   Indenture   by   and   among   the   Company,   its
      subsidiary-guarantors and the Bank of New York, as Indenture Trustee, dated as of August 1, 2000